                                                                EXHIBIT 10.23

                         FIRST AMENDED AND RESTATED

                     LIBBEY INC. EXECUTIVE SAVINGS PLAN

                          Effective August 18, 1994

                       Restated as of August 15, 1996

                            AMENDED AND RESTATED

                        LIBBEY EXECUTIVE SAVINGS PLAN

                    In exercise of the powers and authority conferred upon and reserved to the Board of Directors of Libbey Inc. under and by virtue of Section 8 of the Libbey Inc. Executive Savings Plan, the Board hereby amends and restates said Plan, to read as set forth in the document attached hereto and incorporated herein, entitled "Amended and Restated Libbey Inc. Executive Savings Plan", herein called the "Amended and Restated Plan" and in such document called the "Plan".

                    In no event shall the adoption of the Amended and Restated Plan pursuant to this instrument cause any benefit under the Plan that is accrued or treated as accrued to be less than such benefit immediately before the adoption of this Amended and Restated Plan.

  IN WITNESS WHEREOF, the Board has caused the Amended and Restated Plan to be executed effective August 15, 1996 by its duly authorized officer this ___ day of August, 1996.
                                                     LIBBEY INC.


                                                      By__________________
                                                        Vice President

ATTEST:

----------------------
Assistant Secretary

                          FIRST AMENDED AND RESTATED
                      LIBBEY INC. EXECUTIVE SAVINGS PLAN

 1. PURPOSE. The purpose of this First Amended and Restated Libbey Inc. Executive Savings Plan is to provide selected corporate officers and other senior management employees of Libbey Inc. and certain companies affiliated with it, to the extent any of such officers or employees are restricted as to their participation in the Libbey Inc. Stock Purchase and Retirement Savings Plan, as practicable with an equivalent benefit.

  2.  DEFINITIONS. As used herein:

      2.1  "ACCOUNT" means a Deferral Account or Matching Account.

      2.2  "BOARD" means the Board of Directors of Libbey.

      2.3 "CEO" means the Chief Executive Officer of Libbey or any other officer, employee, or committee of Libbey designated by said Chief Executive Officer to whom any or all of this powers or duties under the Plan may be delegated.

      2.4  "CODE" means the Internal Revenue Code of 1986, as amended.

      2.5 "COMMITTEE" means the Compensation Committee of the Board or any other committee of the Board to which administrative authority with respect to the Plan may be delegated by the Board.

      2.6 "COMPANY" means the corporate group of companies consisting of Libbey and each corporation (or unincorporated business entity) organized under the laws of any state in the United States of America 50 percent or more of the voting shares (or other ownership interests) of which are owned, directly or indirectly, by Libbey.

      2.7 "CURRENT COMPENSATION" means the "Compensation", aS defined in SPARSP, paid to an executive during a year, without regard to any limitations on the amount thereof imposed under Section 401(a)(17) of the Code.

      2.8 "DEFERRAL ACCOUNT" means a deferred compensation memorandum account established and maintained on the books of the Company to reflect the value of an Executive's interest in the Plan attributable to his Deferral Elections.

      2.9 "DEFERRED COMPENSATION OPTIONS" means the designated options in which Accounts are deemed to be invested.

      2.10 "DEFERRAL ELECTION" means an election made by an Executive pursuant to Section 5.1 of the Plan.

      2.11 "EXECUTIVE" means a corporate officer or other senior management employee of the Company eligible to participate in the Plan under
           Section 4 of the Plan.

      2.12 "LIBBEY" means Libbey Inc., a Delaware corporation.

      2.13 "MATCHING ACCOUNT" means a deferred compensation memorandum account established and maintained on the books of the Company to reflect the value of an executive's interest in the Plan attributable to the Company's Matching Credits for his benefit.

      2.14 "MATCHING CREDIT" means a credit by the Company to an Executive's Matching Account under Section 5.3 of the Plan.

      2.15 "PLAN" means this First Amended and Restated Libbey Inc. Executive Savings Plan, also known as the Libbey Inc. Executive Savings Plan, as from time to time in effect.

      2.16 "SPARSP" means the Libbey Inc. Stock Purchase and Retirement Savings Plan, as from time to time in effect.

3. ADMINISTRATION. The Plan shall be administered by the Committee. The administrative powers of the Committee shall include the powers to interpret the Plan and to exercise full and complete discretion to adopt, modify, and/or rescind (or to authorize the CEO or one or more other appropriate officers of Libbey to adopt, modify, and/or rescind) any rules, determinations, policies, or procedures deemed necessary or appropriate for the maintenance and administration of the Plan. Without limiting the generality of the foregoing, the Committee's rules, determinations, policies, and procedures under this Plan (including without limitations any rules and procedures adopted under Section 5.2 hereof) may, but need not be, consistent with the provisions of, and any comparable rules, determinations, policies, and procedures adopted by the Company under, SPARSP. Any provision hereof to the contrary notwithstanding, only the Committee or the Board may exercise any discretionary and/or administrative authority under the Plan with respect to the CEO's participation in the Plan, and neither the Board nor the Committee may delegate any such authority to the CEO or to any other officer, employee, or committee of Libbey (other than another committee of the Board of which the CEO is not a voting member).

  4.     ELIGIBILITY AND PARTICIPATION.

         Each corporate officer or other senior management employee of the Company who is eligible to participate in SPARSP but whose participation therein is restricted by reason of the limitations and/or prohibitions imposed by:

                  (a) Section 401(a)(17) of the Code, as to the maximum amount of his annual compensation that may be taken into account under SPARSP;

                  (b) Section 401(k) of the Code, as to "excess contributions"
                      that may not be contributed or retained under SPARSP for the benefit of "highly compensated employees";

                  (c) Section 402(g) of the Code, as to the maximum annual
                      "elective deferrals" that may be excluded from his gross income with respect to contributions made on his behalf under SPARSP; or

                  (d) Section 415 of the Code, as to the maximum "annual
                      addition" that may be made to an account for his benefit under SPARSP,

         or who is entirely excluded from current participation in SPARSP solely because, as determined by the Committee or the CEO, his participation therein would jeopardize the qualification of SPARSP under Section 401(a) of the Code, shall be eligible to participate in this Plan if, and for so long as, he is selected to do so by the Committee or the CEO. No member of the Board who is not an employee of the Company shall be eligible to participate in the Plan, but a member of the Board who is otherwise eligible to participate in the Plan shall not be disqualified from such participation solely by reason of such Board membership.

  5.     DEFERRAL ELECTIONS AND MATCHING CREDITS.

         5.1 Each Executive eligible to participate in the Plan under Section 4 of the Plan may elect from time to time, by written notice to the Secretary of the Company, given before the first day of any regular Company pay period for salaried employees, to defer his receipt, subject to the provisions of the Plan, of a specified part of his Current Compensation earned in the next pay period and thereafter. The amount of an Executive's Current Compensation to be deferred pursuant to his Deferral Elections under this Plan shall not exceed, on an annual basis, the excess of 19% of his Current Compensation over the sum of his annual "Employee Pre-Tax Contributions" and "Employee After-Tax Contributions" under (and as defined in) SPARSP.

         5.2 An Executive may elect prospectively by written notice to the Secretary of the Company, to change the rate of or revoke his Deferral Election with respect to his future Current Compensation at such times and with such frequency as may be permitted pursuant to rules and procedures of uniform application adopted by the Committee. Until so changed or revoked, an Executive's Deferral Election shall remain in effect with respect to all Current Compensation earned by the Executive after the date thereof.

         5.3 The Company shall post a Matching Credit to the Matching Account of each Executive who has made a Deferral Election under Section 5.1 in an amount equal to 50 percent of the amount of such Deferral Election, up to a maximum annual Matching Credit equal to the Excess of (a) three percent of the Executive's Current Compensation over (b) the amount of the annual "Employer Matching Contribution" made on his behalf under (and as defined in) SPARSP.

         5.4 For purposes of Sections 5.1 and 5.3 of the Plan, an Executive who is eligible to participate in SPARSP for all or any part of a year shall be deemed conclusively to have made "Employee Pre-Tax Contributions" under (and as defined in) SPARSP in the maximum amount which is permitted to make thereunder for the period of such eligibility.

  6.     ACCOUNTS.

         6.1 All amounts deferred under the Plan shall be credited by the Company, as of the date such amounts would otherwise be payable to the Executive in the absence of a Deferral Election, to the Executive's Deferral Accounts. All Matching Credits shall be posted concurrently with the deferred amounts to which they relate. All such amounts so credited to an Executive's Deferral and Matching Accounts until paid and distributed in full, shall at the election of the Executive be credited with earnings as if invested in one of the following, or a combination thereof:

                  (a) Bond Option,
                  (b) Indexed Option, and
                  (c) Libbey Stock Option,

         provided that the amounts deferred need not be invested in any investment, but may remain unfunded, unsecured obligations of the Company.

         6.2 An Executive may, by written notice to the Secretary of the Company, elect prospectively once each calendar quarter to change the allocation of his Deferral and Matching Accounts between and among the Deferred Compensation Options pursuant to rules and procedures of uniform application adopted by the Committee.

         6.3 Amounts deemed to be credited to the Bond Option shall accrue interest compounded monthly, at an annual rate equal from time to time to the average annual yield on domestic corporate bonds of Moody's A-rated companies (as most recently reported in the Survey of Current Business published by the United States Department of Commerce or a successor publication) or at such other rate as the Board may at any time and from time to time designate prospectively.

         6.4 Amounts deemed to be credited to the Indexed Option shall be deemed invested in the Victory Stock Index Fund, or at such other fund as the Board may at any time and from time to time designate prospectively, at a price equal to the price at which said Indexed Option is quoted in the WALL STREET JOURNAL mutual fund quotations on the dates so invested. Distributions or transfers from the Indexed Option shall be made at a price equal to the price at which said Indexed Option is quoted in the WALL STREET JOURNAL mutual fund quotations on the dates so distributed or transferred.

         6.5 Amounts deemed to be credited to the Libbey Stock Option shall be deemed invested in Libbey Stock at a price equal to the mean between the highest and lowest prices at which said shares are traded on the New York Stock exchange on the dates so invested. Deemed dividends will be similarly invested. Distributions or transfers from the Libbey Stock Option shall be made at a price equal to the mean between the highest and lowest prices at which said shares are traded on the New York Stock exchange on the dates so distributed or transferred.

         6.6 The Company shall be under no duty to segregate or set aside any amount credited to any Account from the general assets of the Company, but the Board may, in its discretion, direct the establishment of any trustees, insured, or other payment arrangement from which the Company's obligations as to an Executive under the Plan may be paid. No Executive, beneficiary, estate, or other person claiming through or under an Executive shall have any legal or beneficial property interest whatsoever in any assets of the Company or in any such payment arrangement which may be established at the direction of the Board except as may be expressly provided by such payment arrangement. Neither the establishment of an Account nor the crediting of any amounts thereto nor the establishment of any payment arrangement (except as may be expressly provided by such payment arrangement) shall be deemed to create a trust of any kind, any fiduciary relationship between the Company and any person, or any collateral security for the Company's obligations under the Plan. To the extent that an Executive or any other person acquires a right to receive any payment from the Company under this Plan, such right shall be no greater than that of any unsecured general creditor of the Company. The Company shall provide to each Executive who has made any Deferral Election, at least annually, a statement of his Account balances.

  7.     PAYMENT OF ACCOUNT BALANCES.

         7.1 Each Executive shall at all times have a nonforfeitable, fully vested interest in the amounts credited to his Deferral Account and Matching Account.

         7.2 The entire amount credited to an Executive's Accounts, including earnings accrued to the date of payment, shall become payable upon termination of the Executive's employment with the Company by reason of his death, total and permanent disability, normal or early retirement pursuant to any retirement plan sponsored by the Company, or any other reason. Except as otherwise provided in Section 7.3, amounts so payable shall be paid to the Executive in cash in a lump sum as soon as practicable after such termination of employment but in no event later than March 31 of the following year.

         7.3 in the event a distribution of an Executive's Accounts shall cause the Company to lose a federal income tax deduction in the year of distribution pursuant to section 162(m) of the Code, for the amount of the distribution (or a portion thereof), the Committee reserves the right to distribute for that year only the amount of the distribution that will not subject the Company to the limitations under section 162(m) of the Code Any such amount not distributed in the initial year of distribution shall be distributed by March 31 of the following year.

         7.4 In the event of an Executive's death before his Accounts and any earnings therein have been paid to him in full, the entire amount then credited to his Accounts, including earnings accrued to the date of payment, shall be paid in cash in a lump sum to the beneficiary or beneficiaries named by him in a written designation filed with the Company (or, in the absence of such a designation, to his estate). Such payment shall be made as soon as practicable after such Executive's death but in no event later than March 31 of the following year.

         7.5 Before termination of employment, an Executive may request a withdrawal from his Deferral Account of an amount sufficient to meet a financial hardship that would justify a withdrawal of the same amount from a "Employee Pre-Tax Contributions Account" under (and as defined in) SPARSP. The Committee shall determine the existence of a bona fide financial hardship based on non-discrimination procedures, taking into account any then applicable rulings or regulations of the Internal Revenue Service. The standards established by the Committee for determining the existence of a financial hardship shall be uniformly applied to all Executives who request such a withdrawal, and the Committee's decision with respect to each such request shall be final. An approved hardship withdrawal shall be paid to the Executive in cash as soon as practicable after the approval.

 8. AMENDMENT AND TERMINATION OF THE PLAN. The Board may at any time and from time to time amend, suspend, or terminate the Plan in whole or in part; provided, however, that no such amendment, suspension, or termination may, without the consent of each Executive affected thereby, have any adverse retroactive effect on the rights or any Executive (or any person claiming through or under him) under the Plan unless required by applicable law.

  9.     MISCELLANEOUS.

         9.1 At the request of an Executive or on its own initiative, the Committee may, at any time and in its sole and unlimited discretion, accelerate the payment of any part of an Executive's Accounts.

         9.2 Nothing in the Plan shall confer or any Executive or any other employee of the Company any right to continue in the employ of the Company or effect in any way the right of the Company to terminate any such person's employment at any time.

         9.3 Rights under the Plan shall not be assignable or transferable or subject to encumbrance or charge of any nature, other than by designation of beneficiary to take effect at death or, in the absence of such designation, by will or the laws of descent and distribution.

         9.4 The Plan shall be binding on and inure to the benefit of the Company, each Executive, and every person claiming through or under an Executive, and their respective heirs, successors, and assigns.

         9.5 Deferral Elections under the Plan are intended to defer Executives' recognition of income, for income tax purposes under the Code, until their actual receipt of payments from their Accounts. The Plan shall be interpreted and administered in a manner consistent with such intent.

         9.6 Words of the masculine gender include correlative words of the feminine and neuter genders and vice versa, and words denoting the singular include the plural and vice versa.

         9.7 This plan was initially effective August 18, 1994. This Plan as restated shall be effective August 15, 1996.

                      LIBBEY INC. EXECUTIVE SAVINGS PLAN

                      Restated Effective August 15, 1996

The following summarizes some of the major features of the Executive Savings Plan. For the full terms and conditions of the ESP, you must refer to the Plan document. You may also want to refer to your summary of the Libbey Inc. Stock Purchase and Retirement Savings Plan, since the ESP is supplemental to the SPARSP. The ESP is administered by, and in the discretion of, the Compensation Committee of the Board of Directors of Libbey Inc. The Board may amend, suspend or terminate the ESP at any time, in its discretion.

  1. The purpose of the ESP is to restore certain SPARSP benefits that have become unavailable to corporate officers and other senior management employees because of limitations imposed on the SPARSP and other qualified plans by the Internal Revenue Code. These limits include direct limitations on qualified plans contributions, the $150,000 compensation cap, and the restrictions on "excess contributions" by "highly compensated" employees.

  2. Once an eligible employee has reached the Internal Revenue Code limits on annual pre-tax and after-tax employee contributions under the SPARSP, he or she will be eligible to continue making similar contributions under the ESP, up to the maximum (19% of current compensation) that would be allowed by the SPARSP if there were no Internal Revenue Code limits. All ESP contributions will be on a pre-tax basis.

   3. The Company will credit matching contributions under the ESP on the same basis as matching contributions are made under the SPARSP. The combination of ESP and SPARSP matching contributions will not exceed SPARSP maximums, but again as if there were no Internal Revenue
         Code limits. The Company's matching ESP credits will not be currently taxable to the employee.

   4. The ESP is an unfunded, unsecured nonqualified plan. Employee and Company contributions will be credited to an account for employee's benefit on the Company's books, but they will remain Company assets. All amounts credited to an eligible employee's account until paid and distributed in full, shall at the election of the employee be credited with earnings as if invested in one of the following, or a combination thereof:

                  (a)      Bond Option,
                  (b)      Indexed Option, and
                  (c)      Libbey Stock Option.

         An employee may, by written notice to the Secretary of the Company, elect prospectively once each calendar quarter to change the allocation of his or her accounts between and among the above listed options.

    5.   A brief description of the investment options follows:

         a. Amounts deemed to be credited to the Bond Option shall accrue interest, compounded monthly, at an annual rate equal from time to time to the average annual yield on domestic corporate bonds of Moody's A-rated companies (as most recently reported in the Survey of Current Business published by the United States Department of Commerce or a successor publication) or at such other rate as the Board may at any time and from time to time designate prospectively.

         b. Amounts deemed to be credited to the Indexed Option shall be deemed invested in the Victory Stock Index Fund, or at such other fund as the Board may at any time and from time to time designate prospectively, at a price equal to the price at which said Indexed Option is quoted in the WALL STREET JOURNAL mutual fund quotations on the dates so invested. Distributions or transfers from the Indexed Option shall be made at a price equal to the price at which said Indexed Option is quoted in the WALL STREET JOURNAL mutual fund quotations on the dates so distributed or transferred.

         c. Amounts deemed to be credited to the Libbey Stock Option shall be deemed invested in Libbey Stock at a price equal to the mean between the highest and lowest prices at which said shares are traded on the New York Stock exchange on the dates so invested. Deemed dividends will be similarly invested. Distributions or transfers from the Libbey Stock Option shall be made at a price equal to the mean between the highest and lowest prices at which said shares are traded on the New York Stock exchange on the dates so distributed or transferred.

  6. The entire balance credited to an eligible employee's ESP account will always be 100% vested. ESP account balances will be paid to eligible employees (or their beneficiaries) no later than March 31 of the year following retirement, death, disability or other termination of employment. Notwithstanding the foregoing, in the event a distribution of an employee's accounts shall cause the Company to lose a federal income tax deduction in the year of distribution pursuant to the $1,000,000 cap on tax deductible executive compensation, for the amount of the distribution (or a portion thereof), the Committee reserves the right to distribute for that year only the amount of the distribution that will not subject the Company to the such limitations. Any such amount not distributed in the initial year of distribution shall be distributed by March 31 of the following year.

  7. As is the case of the SPARSP, hardship distributions will be permitted, but there are no ESP loan provisions. All ESP distributions will be fully taxable. Rollovers to defer tax will not be available.

  8. Some of the Internal Revenue Code limits that affect eligibility for the ESP may change from year to year. When an eligible employee's SPARSP contributions are approaching an Internal Revenue Code limit, the employee will be notified and given an ESP enrollment form on which to specify his or her rate of ESP contributions for the remainder of the year. The employee's rate of ESP contribution can be changed prospectively as often as employee contributions can be modified under the SPARSP.

If you have any questions concerning the Executive Savings Plan, please direct them to Arthur Smith, at (419) 727-2111 or George Templin, at (419) 727-2555.